Exhibit 4.13

CONFIDENTIAL: SUBJECT TO RESTRICTIONS ON DISSEMINATION

SET FORTH IN SECTION 6 OF THIS AGREEMENT

PARTICIPATION AGREEMENT

[NXXXUA]

Dated as of June 26, 2007

among

UNITED AIR LINES, INC.,

Owner,

and

WILMINGTON TRUST COMPANY,

not in its individual capacity except as expressly provided herein,

but solely as Mortgagee, Subordination Agent under the

Intercreditor Agreement and Pass Through Trustee under

each of the Pass Through Trust Agreements

One Boeing Model [MODEL #] Aircraft

Bearing Manufacturer’s Serial No. [MSN] and U.S. Registration No. [NXXXUA]

Vedder, Price, Kaufman & Kammholz, P.C.

Chicago, Illinois

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TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

SCHEDULE 2	-	Loan Amounts
SCHEDULE 3	-	Certain Terms
SCHEDULE 4	-	Permitted Countries
SCHEDULE 5	-	Pass Through Trusts

PARTICIPATION AGREEMENT [NXXXUA]

PARTICIPATION AGREEMENT [NXXXUA], dated as of June 26, 2007 (this “Agreement”), among (a) UNITED AIR LINES, INC., a Delaware corporation (“Owner”), (b) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee (in its capacity as Mortgagee, “Mortgagee” and in its individual capacity, “WTC”), (c) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements (each, a “Pass Through Trustee”), and (d) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent under the Intercreditor Agreement (“Subordination Agent”).

RECITALS

WHEREAS, Owner is the owner of the Boeing model [MODEL #] aircraft more particularly described in the initial Trust Indenture Supplement dated the Closing Date for which it desires to obtain financing;

WHEREAS, pursuant to the Trust Indenture and Mortgage [NXXXUA] dated as of June 26, 2007 (the “Trust Indenture”) between Owner and the Mortgagee, Owner proposes to issue on the Closing Date up to three series of Equipment Notes, which Equipment Notes are to be secured by the mortgage and security interest in the Aircraft created pursuant to the Trust Indenture by the Owner in favor of the Mortgagee and by the collateral subject to the Related Indentures;

WHEREAS, the Series A, Series B and Series C Equipment Notes will be issued on the Closing Date to the Subordination Agent as nominee for the Pass Through Trustee for the applicable Pass Through Trust as evidence of the Owner’s indebtedness to each such Pass Through Trustee;

WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the supplements thereto set forth in Schedule 5 hereto (the “Pass Through Trust Agreements”), on the Closing Date a separate grantor trust (collectively, the “Pass Through Trusts” and, individually, a “Pass Through Trust”) will be created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of credit enhanced pass through certificates pursuant thereto (collectively, the “Pass Through Certificates”) to provide a portion of the financing of the Aircraft; and

WHEREAS, the proceeds from the issuance and sale of the Pass Through Certificates will be applied by the Pass Through Trustee to purchase from the Owner, on behalf of each Pass Through Trust, the Series A, Series B and Series C Equipment Notes issued under the Trust Indenture.

[Participation Agreement [NXXXUA]]

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions and Construction. Capitalized terms used but not defined herein (including in the initial paragraph and Recitals above) shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A to the Trust Indenture. The “General Provisions” set forth in Annex A to the Trust Indenture are hereby incorporated as if set forth in full herein.

Section 2. Secured Loans; Closing.

2.1 Making of Loans and Issuance of Equipment Notes. Subject to the terms and conditions of this Agreement, on the date hereof or on such other date agreed to by the parties hereto (the “Closing Date”), each Pass Through Trustee shall make a secured loan to Owner in the amount in Dollars opposite such Pass Through Trustee’s name on Schedule 2, such loan to be evidenced by one or more Equipment Notes, dated the Closing Date, issued to the Subordination Agent as the registered holder on behalf of each such Pass Through Trustee for the related Pass Through Trust by Owner in accordance with this Agreement and the Trust Indenture of the Series set forth opposite such Pass Through Trustee’s name on Schedule 2, in an aggregate principal amount equal to the amount of the secured loan made by each such Pass Through Trustee.

In addition, the Owner shall have the option after the Closing Date to redeem and reissue Series B or Series C Equipment Notes and to issue from time to time Additional Series Equipment Notes, subject to the terms of the Indenture and the Intercreditor Agreement. If Series B, Series C or Additional Series Equipment Notes are so reissued or issued after the Closing Date, the Note Holder of such Equipment Notes shall be entitled to execute a counterpart to this Agreement and become a party hereto.

2.2 Closing.

(a) The Closing shall occur at the offices of Vedder, Price, Kaufman & Kammholz, P.C., 222 N. LaSalle St., Chicago, Illinois 60601, or such other place as the parties shall agree.

(b) All payments pursuant to this Section 2 shall be made in immediately available funds to Owner’s account set forth in Schedule 1 hereto or such other account as directed by Owner.

Section 3. Conditions Precedent.

3.1 Conditions Precedent to Obligations of Pass Through Trustees. The obligations of each Pass Through Trustee to make the loans described in Section 2 above and of each Pass Through Trustee and each Mortgagee to enter into the Operative Agreements to which it is a party are subject to the fulfillment to the satisfaction (or waiver) of such party prior to or on the Closing Date of the conditions specified in Section 2(a) of the Note Purchase Agreement.

[Participation Agreement [NXXXUA]]

3.2 Conditions Precedent to the Obligations of Owner. The obligations of Owner to participate in the transactions contemplated hereby and to enter into the Operative Agreements to which it is a party are all subject to the fulfillment to the satisfaction (or waiver) of Owner prior to or on the Closing Date of the conditions set forth in Section 2(b) of the Note Purchase Agreement.

Section 4. Representations and Warranties.

4.1.1 Owner’s Representations and Warranties. Owner represents and warrants to each Pass Through Trustee, Subordination Agent and Mortgagee that as of the date hereof:

4.1.2 Organization; Qualification. Owner is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware having an organizational identification number 0697327 and its true and complete name as indicated on the public record of the State of Delaware is “United Air Lines, Inc.”. Owner has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is a party. Owner is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to Owner.

4.1.3 Corporate Authorization. Owner has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Operative Agreements to which it is a party, and the performance of its obligations thereunder.

4.1.4 No Violation. The execution and delivery by Owner of the Operative Agreements to which it is a party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Restated Certificate of Incorporation or By-Laws of Owner, (b) violate any Law applicable to or binding on Owner or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner), or result in the creation of any Lien (other than Permitted Liens) upon the Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner is a party or by which Owner or any of its properties is bound.

4.1.5 Approvals. The execution and delivery by Owner of the Operative Agreements to which it is a party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any debt of Owner and (b) any Government Entity, other than (A) (w) the filing of the FAA Filed Documents and the Financing Statement (and continuation statements periodically), (x) filings, recordings, notices or other ministerial actions pursuant to

[Participation Agreement [NXXXUA]]

any routine recording, contractual or regulatory requirements applicable to it, (y) filings, recordings, notices or other actions contemplated by the Operative Agreements in connection with the leasing or reregistration of the Aircraft and (z) filings, recordings, notices or other actions all of which have either been, or will be, completed on or prior to the Closing Date and will be in full force and effect on the Closing Date and (B) the registration with the International Registry of the International Interest of the Trust Indenture with respect to the Airframe and Engines.

4.1.6 Valid and Binding Agreements. The Operative Agreements to which it is a party have been duly authorized, executed and delivered by Owner and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner and are enforceable against Owner in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

4.1.7 Registration and Recordation. Except for (a) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner, (b) the filing for recordation (and recordation) of the FAA Filed Documents, (c) the filing of the Financing Statement (and continuation statements relating thereto at periodic intervals), (d) the registration with the International Registry of the International Interest of the Trust Indenture with respect to the Airframe and Engines, (e) the filing of UCC-3 termination statements with respect to the Lien of the existing financing of the Aircraft and (f) the affixation of the nameplates referred to in Section 4.02(e) of the Trust Indenture, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect the Mortgagee’s security interest in the Aircraft, as against Owner and any other Person, in each case, in any applicable jurisdictions in the United States.

4.1.8 Location. The “location” (as such term is used in 9-307 of Article 9 of the UCC) of Owner is the State of Delaware.

4.1.9 No Event of Loss. No Event of Loss has occurred with respect to the Airframe or any Engine, and, to the Actual Knowledge of Owner, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to the Airframe or any Engine.

4.1.10 Compliance With Laws.

(a) Owner is a U.S. Air Carrier.

(b) Owner holds all material licenses, permits and franchises from the appropriate Government Entities necessary to authorize Owner to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Owner.

[Participation Agreement [NXXXUA]]

(c) Owner is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.1.11 Securities Laws. Neither Owner nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale, to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act.

4.1.12 Broker’s Fees. No Person acting on behalf of Owner is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions other than fees and expenses payable by Owner in connection with the sale of the Pass Through Certificates.

4.1.13 Section 1110. Mortgagee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines and to enforce any of its other rights or remedies to sell, lease, or otherwise retain or dispose of the Aircraft as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

4.2 WTC’s Representations and Warranties. WTC represents and warrants (with respect to Section 4.2.10 solely in its capacity as Subordination Agent) to Owner that:

4.2.1 Organization, Etc. WTC is a Delaware banking corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, authorized to do business as a Delaware banking corporation with banking authority to execute and deliver, and perform its obligations under, the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements.

4.2.2 Corporate Authorization. WTC has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or as Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements, and the Subordination Agent Agreements and the performance of its obligations thereunder.

4.2.3 No Violation. The execution and delivery by WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or as Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements, the performance by WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or as Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of WTC, (b) violate any Law applicable to or binding on WTC, in its individual capacity or (except in the case of any Law relating to any Plan) as Mortgagee, a Pass Through Trustee or Subordination Agent, or (c) violate or constitute any default under (other than any violation or default that would not

[Participation Agreement [NXXXUA]]

result in a Material Adverse Change to WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent), or result in the creation of any Lien (other than the lien of the Trust Indenture) upon any property of WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, or any of WTC’s subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, is a party or by which WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, or any of their respective properties is bound.

4.2.4 Approvals. The execution and delivery by WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements, the performance by WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date by WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any debt of WTC or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statement.

4.2.5 Valid and Binding Agreements. The Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements have been duly authorized, executed and delivered by WTC and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, and are enforceable against WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

4.2.6 Citizenship. WTC is a Citizen of the United States.

4.2.7 No Liens. On the Closing Date, there are no Liens attributable to WTC in respect of all or any part of the Collateral.

4.2.8 Litigation. There are no pending or, to the Actual Knowledge of WTC, threatened actions or proceedings against WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, before any court, administrative agency or tribunal which, if determined adversely to WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, would materially adversely affect the ability of WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, to perform its obligations under any of the Mortgagee Agreements, the Pass Through Trustee Agreements or the Subordination Agent Agreements.

[Participation Agreement [NXXXUA]]

4.2.9 Securities Laws. Neither WTC nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral or any of the Equipment Notes or any other interest in or security under the Collateral for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Subordination Agent and the Pass Through Trustees, except for the offering and sale of the Pass Through Certificates.

4.2.10 Investment. The Equipment Notes to be acquired by the Subordination Agent are being acquired by it for the account of the Pass Through Trustees, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 8, the disposition by it of its Equipment Notes shall at all times be within its control.

4.2.11 Taxes. There are no Taxes payable by any Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by such Pass Through Trustee or WTC, as the case may be, of this Agreement or any of the Pass Through Trustee Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by any Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by any such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, such trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

4.2.12 Broker’s Fees. No Person acting on behalf of WTC, in its individual capacity or as Mortgagee, any Pass Through Trustee or Subordination Agent, is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions.

Section 5. Covenants, Undertakings and Agreements.

5.1 Covenants of Owner. Owner covenants and agrees, at its own cost and expense, with Note Holder and Mortgagee as follows:

5.1.1 Corporate Existence; U.S. Air Carrier. Owner shall at all times maintain its corporate existence, except as permitted by Section 4.07 of the Trust Indenture, and shall at all times remain a U.S. Air Carrier.

[Participation Agreement [NXXXUA]]

5.1.2 Notice of Change of Location. Owner will give Mortgagee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its “location” (as such term is used in Section 9-307 of Article 9 of the UCC) and will promptly take any action required by Section 5.1.3(c) as a result of such change in location.

5.1.3 Certain Assurances.

(a) Owner shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Mortgagee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Agreements, provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Operative Agreement.

(b) Owner shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Trust Indenture and any supplements thereto, including, without limitation, the initial Trust Indenture Supplement, as shall be necessary to continue the perfection and priority of the Lien created by the Trust Indenture.

(c) Owner, at its sole cost and expense, will cause the FAA Filed Documents, the registration with the International Registry of the International Interest with respect to the Trust Indenture, the Financing Statement (and any amendments thereto necessitated by any combination, consolidation or merger of the Owner pursuant to Section 4.07 of the Trust Indenture, or any change in location described in Section 5.1.2) and, upon the written direction of Mortgagee, together with copies thereof suitable for filing, any continuation statements in respect of the Financing Statement as shall be necessary, subject only to the consent of the Mortgagee or the execution and delivery thereof by Mortgagee, as applicable, to be duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents), the Cape Town Convention or the UCC or similar law of any other applicable jurisdiction. Mortgagee, and not Owner, shall be responsible for any amendments to the foregoing documents and filings, recordings and registrations thereof necessitated in any such case by any combination, consolidation or merger of Mortgagee or change in the Mortgagee’s name, status, jurisdiction of organization or address.

(d) If the Aircraft has been registered in a country other than the United States pursuant to Section 4.02(d) of the Trust Indenture and Section 5.4.5 hereof, Owner will furnish to Mortgagee annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to Mortgagee stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect and protect the Lien created by the Trust Indenture, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such Lien.

[Participation Agreement [NXXXUA]]

5.1.4 Securities Laws. Neither Owner nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

5.1.5 Notice of Lease. Owner shall give to Standard & Poor’s Ratings Services, a division of McGraw Hill Companies, Inc., a copy of any notice regarding a lease of the Aircraft required to be given to the Mortgagee pursuant to the last sentence of Section 4.02(b)(ix) of the Trust Indenture, at the time such notice is given to Mortgagee, if at such time Standard & Poor’s is then rating the Pass Through Certificates.

5.2 Covenants of WTC. WTC in its individual capacity or as Mortgagee, as each Pass Through Trustee or Subordination Agent, as the case may be, covenants and agrees with Owner as follows:

5.2.1 Liens. WTC (a) will not directly or indirectly create, incur, assume or suffer to exist any Lien attributable to it on or with respect to all or any part of the Collateral or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lien attributable to WTC on all or any part of the Collateral or the Aircraft and (c) will personally hold harmless and indemnify Owner, each Note Holder and each of their respective Affiliates, successors and permitted assigns and the Collateral from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Collateral and (iii) any interference with the possession, operation or other use of all or any part of the Aircraft, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lien.

5.2.2 Securities Act. WTC in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral, or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on WTC any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

5.2.3 Performance of Agreements. WTC, in its individual capacity and as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, shall perform its obligations under the Indenture Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements in accordance with the terms thereof.

5.2.4 Withholding Taxes. WTC shall indemnify (on an after-tax basis) and hold harmless Owner and each Pass Through Trust against any United States federal withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by WTC to

[Participation Agreement [NXXXUA]]

withhold on payments to any Note Holder if such Note Holder failed to provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax. Any amount payable hereunder shall be paid within 30 days after receipt by WTC of a written demand therefor.

5.3 Covenants of Note Holders. Each Note Holder (including Subordination Agent) as to itself only covenants and agrees with Owner and Mortgagee as follows:

5.3.1 Withholding Taxes. Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Owner, each Pass Through Trust and Mortgagee against any United States federal withholding taxes (and related interest, penalties and additions to tax) as a result of the failure to provide Mortgagee necessary certificates or forms to substantiate the right to exemption from, or reduction of, such withholding taxes or as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Mortgagee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by a Note Holder of a written demand therefor.

5.3.2 Transfer; Compliance. Such Note Holder will (i) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this section shall not be deemed to impose on such Note Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, and (ii) perform and comply with the obligations specified to be imposed on it (as a Note Holder) under each of the Trust Indenture and the form of Equipment Note set forth in the Trust Indenture.

5.3.3 ERISA. Each transferee of an Equipment Note, by its acceptance of an Equipment Note, will be deemed to represent and warrant that either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving Owner, a Pass Through Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder).

5.4 Agreements.

5.4.1 Quiet Enjoyment. Each Pass Through Trustee, Subordination Agent, each Note Holder and Mortgagee agrees as to itself with Owner that, so long as no Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Owner’s (or any Permitted Lessee’s) rights in accordance with the Trust Indenture to the quiet enjoyment, possession and use of the Aircraft.

[Participation Agreement [NXXXUA]]

5.4.2 Consents. Each Pass Through Trustee, Subordination Agent and Mortgagee covenants and agrees, for the benefit of Owner, that it shall not unreasonably withhold its consent to any consent or approval requested of it under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

5.4.3 Insurance. (a) Each Note Holder, Pass Through Trustee, the Subordination Agent and Mortgagee agrees not to obtain or maintain insurance for its own account as permitted by Section 4.06 of the Trust Indenture if such insurance would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to Section 4.06 and Annex B of the Trust Indenture.

(b) Each Note Holder, the Owner, the Pass Through Trustee, the Subordination Agent, Mortgagee and each other Additional Insured agrees that upon receipt of any proceeds of insurance in connection with the loss or damage to the Aircraft, other than as contemplated by the Indenture, such Person will pay such amounts to the Mortgagee for application in accordance with the terms of the Indenture.

5.4.4 Extent of Interest of Note Holders. Section 2.05 of the Trust Indenture is hereby repeated herein mutatis mutandis.

5.4.5 Foreign Registration. Each Note Holder and Mortgagee hereby agree, for the benefit of Owner but subject to the provisions of Section 4.02(b) of the Trust Indenture:

(a) that Owner shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

(i) each of the following requirements is satisfied:

(A) no Special Default or Event of Default shall have occurred and be continuing at the time of such registration;

(B) such proposed change of registration is made in connection with a Permitted Lease to a Permitted Air Carrier; and

(C) such country is a country with which the United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Closing Date;

(ii) the Mortgagee shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Mortgagee addressed to the Mortgagee to the effect that:

(A) such country would recognize the Owner’s ownership interest in the Aircraft;

(B) after giving effect to such change in registration, the Lien of the Trust Indenture on the Owner’s right, title and interest in and to the Aircraft

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shall continue as a valid and duly perfected first priority security interest and International Interest and all filing, recording, registrations or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Mortgagee shall have received a certificate from Owner that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Mortgagee on or prior to the effective date of such change in registration);

(C) unless Owner or the Permitted Air Carrier shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Owner prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use; and

(D) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Mortgagee (or any Affiliate of the Mortgagee), for the Mortgagee to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft.

(b) In addition, as a condition precedent to any change in registration Owner shall have given Mortgagee assurances reasonably satisfactory to Mortgagee:

(i) to the effect that the provisions of Section 4.06 of the Trust Indenture have been complied with after giving effect to such change of registration;

(ii) of the payment by Owner of all reasonable out-of-pocket expenses of each Note Holder and Mortgagee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to Mortgagee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Mortgagee for the benefit of Note Holders, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft in favor of Mortgagee for the benefit of Note Holders; and

(iii) to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any other Operative Agreement afford each such person substantially the same protection as provided prior to such change of registration (or Owner shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Mortgagee, afford such protection);

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(c) Mortgagee agrees that if Owner requests a change of registration pursuant to this Section 5.4.5, it will take all such action reasonably requested by Owner in order to effect such a change in registration, including the execution and delivery of such documents and instruments as may be necessary or advisable in connection therewith; and

(d) Anything to the contrary in the Operative Agreements notwithstanding, each of the parties hereto agrees that so long as the conditions in paragraphs (a) and (b) of this Section 5.4.5 have been satisfied (including the legal opinion required under Section 5.4.5(a)(ii)), reregistration of the Aircraft may be effected in a jurisdiction in which (i) the Aircraft is not registered in the name of the Owner and/or (ii) the Trust Indenture is not recorded of record in such jurisdiction and/or no filing is made in such jurisdiction in respect of the Lien of the Trust Indenture. The provisions of this Section 5.4.5(d) are not intended to, and shall not, permit the Owner to effect any financing of the Aircraft in connection with any such reregistration.

5.4.6 Interest in Certain Engines. Each Note Holder and Mortgagee agree, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.

5.4.7 Registrations with the International Registry. Each of the parties hereto consents to the registration with the International Registry of the International Interest with respect to the Trust Indenture and the Mortgagee covenants and agrees that it will take all such action reasonably requested by Owner in order to make any registrations with the International Registry, including becoming a transactional user entity with the International Registry and providing consents to any registration as may be contemplated by the Operative Agreements.

Section 6. Confidentiality. Owner, Note Holders and Mortgagee shall keep the Participation Agreement and Annex B to the Trust Indenture confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Owner’s, a Note Holder’s, a Liquidity Provider’s, Mortgagee’s or other Indenture Indemnitee’s interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) to Owner’s, a Note Holder’s, a Liquidity Provider’s, Mortgagee’s or other Indenture Indemnitee’s counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners (“NAIC”)), federal or state banking examiners, Internal Revenue Service auditors or any stock exchange, (D) with respect to a Note

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Holder or any Pass Through Trustee, to a nationally recognized rating agency for the purpose of obtaining a rating on the Equipment Notes or the Pass Through Certificates or to support an NAIC rating for the Equipment Notes or (E) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided, that any and all disclosures permitted by clauses (C), (D) or (E) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

Section 7. Indemnification and Expenses.

7.1 General Indemnity.

7.1.1 General. Subject to Section 7.1.2, Owner hereby agrees to indemnify each Indemnitee against, and agrees to protect, save and keep harmless each of them from any and all Expenses imposed on, incurred by or asserted against any Indemnitee arising out of or resulting from any one or more of the following: (i) the Aircraft, the Airframe, any Engine or any Part, including without limitation (A) the operation, possession, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, sublease, nonuse, modification, alteration, repair, storage, airworthiness, replacement, substitution, abandonment or return of the Aircraft, the Airframe, any Engine or any Part by the Owner, any lessee or any other Person whatsoever (each, an “Indemnified Act”), whether or not such Indemnified Act is in compliance with the terms of the Trust Indenture, including, without limitation, tort liability, claims for death, personal injury or property damage or other loss or harm to any person whatsoever and claims relating to any laws, rules or regulations pertaining to such Indemnified Act including environmental control, noise and pollution laws, rules or regulations and (B) the manufacture, design, acceptance, rejection, delivery, or condition of the Aircraft, the Airframe, any Engine or any Part, including, without limitation, latent and other defects, whether or not discoverable, or trademark or copyright infringement; (ii) the Operative Agreements or the enforcement of any of the terms of the Operative Agreements; and (iii) the offer, sale and delivery of any Equipment Notes, any pass through certificates issued in respect thereof or successor debt obligations issued in connection with the refunding or refinancing thereof or any interest therein or represented thereby or in any way relating to or arising out of the offer or sale of any interest in the Collateral or any similar interest arising out of the Trust Indenture and the Collateral (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Federal or state statute, law or regulation, or at common law or otherwise relating to securities (collectively “Securities Liabilities”)) (the indemnity provided in this clause (iii) to extend also to any Person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended).

7.1.2 Exclusions. The foregoing indemnity in Section 7.1.1 shall not extend to any Expense of any Indemnitee to the extent attributable to one or more of the following: (1) any representation or warranty by such Indemnitee or any Related Indemnitee (as defined below) thereof in the Operative Agreements or any Pass Through Agreements being incorrect in any material respect; (2) the failure by such Indemnitee or Related Indemnitee thereof to perform or observe any agreement, covenant or condition in any of the Operative Agreements or any Pass Through Agreements; (3) acts or omissions involving the willful misconduct or gross negligence

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of such Indemnitee or Related Indemnitee thereof (other than gross negligence imputed to such Indemnitee or Related Indemnitee thereof solely by reason of its interest in the Aircraft); (4) in the case of any Note Holder, a disposition (voluntary or involuntary) by such Note Holder of all or any part of its interest in an Equipment Note or, in the case of any other Indemnitee, a disposition by such Indemnitee of all or any part of such Indemnitee’s interest in the Airframe, any Engine, Operative Agreements or any Pass Through Agreements; (5) losses arising out of inspection rights under the Trust Indenture; (6) other than during the continuation of an Event of Default, the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Agreements or any Pass Through Agreements, which amendments, supplements, waivers or consents are not required pursuant to the terms of the Operative Agreements or any Pass Through Agreements and not requested by Owner; (7) any loss of tax benefits, any Tax, or increase in tax liability under any tax law whether or not Owner is required to indemnify thereof or pursuant to this Agreement; (8) any fine or expense incurred by any Indemnitee as a result of such Indemnitee’s having engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code; (9) any amount which constitutes an expense that is to be borne by any Indemnitee pursuant to the Operative Agreements or any Pass Through Agreements; (10) any costs associated with overhead or normal administration of the Collateral; (11) any amount which constitutes a loss of future profits; (12) acts or omissions involving the negligence of such Indemnitee in the operation of an aircraft which is involved in an accident with the Aircraft or an aircraft on which an Engine is installed; (13) any amount to the extent attributable to the failure of the Mortgagee, Subordination Agent or Pass Through Trustee to distribute funds received and distributable by it in accordance with the terms of the Trust Indenture, the Intercreditor Agreement or the Pass Through Trust Agreement, respectively; (14) except to the extent attributable to acts or event occurring on or prior thereto, acts or events which occur after the termination of the Trust Indenture in accordance with its terms; (15) any amount resulting from any Lien on the Collateral which such Indemnitee or any of its Related Indemnitees is required to discharge under the Operative Agreements or any Pass Through Agreement; (16) amounts to the extent attributable to the offer or sale by such Indemnitee or any Related Indemnitee of any interest in the Aircraft, any Equipment Note, any Pass Through Certificate or any similar interest in violation of the Securities Act, other applicable federal, state or foreign securities laws or any other law on or prior to the applicable Issuance Date; or (17) amounts related to activities or transactions of such Indemnitee (or any Related Indemnitee) not arising out of or resulting from, or attributable to the transactions contemplated by the Operative Agreements or the Pass Through Agreements.

For purposes of this Section 7.1.2, “Related Indemnitee” means, with respect to any Indemnitee, any director, officer, employee, agent, servant or Affiliate of any thereof.

7.1.3 After Tax Basis; Etc. Owner further agrees that any payment or indemnity pursuant to this Section 7.1 in respect of any “Expense” shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over (B) the current net reduction in Taxes actually realized by such recipient resulting from the accrual or payment of such Expense.

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The agreement of Owner in this Section 7.1 constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

7.1.4 Notice and Contest. If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Owner; provided that the failure to provide such notice shall not release Owner from any of its obligations to indemnify hereunder except to the extent that such failure results in an additional Expense to Owner (in which case Owner shall not be responsible for such additional Expense) or Owner is prejudiced as a result of the failure to give such notice in a timely fashion, and no payment by Owner to an Indemnitee pursuant to this Section 7.1 shall be deemed to constitute a waiver or release of any right or remedy which Owner may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Owner such notice. Owner shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, so long as Owner has acknowledged in writing its responsibility for such Expense hereunder (provided that such acknowledgment does not apply if such Expense is covered by Section 7.1.2 or if the decision of a court or arbitrator provides that Owner is not liable hereunder), (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Agreements, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its reasonable efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Owner’s sole expense, to participate therein. An Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Owner pursuant to the preceding provisions. Notwithstanding any of the foregoing, Owner shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if any Event of Default shall have occurred and be continuing, if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Aircraft or the Collateral, unless Owner shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitee with respect to such risk or if such proceedings could entail any risk of criminal liability being imposed on such Indemnitee.

Each affected Indemnitee shall supply Owner with such information reasonably requested by Owner as is necessary or advisable for Owner to control or participate in any proceeding to the extent permitted by this Section 7.1. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 7.1.

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Owner shall supply each affected Indemnitee with such information reasonably requested by such Indemnitee as is necessary or advisable for such Indemnitee to control or participate in any proceeding to the extent permitted by this Section 7.1.

7.1.5 Subrogation; Reimbursement. To the extent of any payment of any Expense pursuant to this Section 7.1, Owner, without any further action, shall be subrogated to any claims the affected Indemnitee may have relating thereto (other than with respect to any of such Indemnitee’s insurance policies). Such Indemnitee agrees to give such further assurances or agreements and to cooperate with Owner to permit Owner to pursue such claims, if any, to the extent reasonably requested by Owner.

In the event that Owner shall have paid an Expense to an Indemnitee pursuant to this Section 7.1, and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall promptly pay Owner the amount of such reimbursement, including interest received attributable thereto, provided that no Event of Default has occurred and is continuing, in which case such amounts shall be paid over to Mortgagee to hold as security for Owner’s obligations as provided in Section 6.06 of the Trust Indenture.

Any indemnity payable under this Section 7.1 shall be payable by Owner within 30 days of the demand therefor (accompanied by supporting documentation) by the Indemnitee entitled thereto.

7.2 Transaction Costs.

7.2.1 Invoices and Payment. Each of the Mortgagee, the Pass Through Trustees, and the Subordination Agent shall promptly submit to Owner for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than the 90th day after the Closing Date). If so submitted and approved, the Owner agrees promptly, but in any event no later than the 105th day after the Closing Date, to pay Transaction Expenses.

7.2.2 Payment of Other Expenses. Owner shall pay (i) the ongoing fees and expenses of Mortgagee as set out in separate letter agreement, and (ii) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by Mortgagee or any Note Holder in connection with any waiver, amendment or modification of any Operative Agreement to the extent requested by Owner.

Section 8. Assignment or Transfer of Interests.

8.1 Note Holders. Subject to Section 5.3.2 hereof and Section 2.06 of the Trust Indenture, any Note Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Equipment Notes and/or all or any portion of its beneficial interest in its Equipment Notes to any person (it being understood that the sale or issuance of Pass Through Certificates by a Pass Through Trustee shall not be considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or

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Collateral and Owner shall not have any increased liability or obligations as a result of any such participation. In the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall be deemed to be bound by all of the covenants of Note Holders contained in the Operative Agreements and certain terms of the Intercreditor Agreement as specified in such Equipment Notes and/or Section 2.07 of the Trust Indenture.

8.2 Effect of Transfer. Upon any Transfer in accordance with Section 8.1 (other than any Transfer by any Note Holder, to the extent it only grants participations in Equipment Notes or in its beneficial interest therein), Transferee shall be deemed a “Note Holder,” for all purposes of this Agreement and the other Operative Agreements and each reference herein to Note Holder, shall thereafter be deemed a reference to such Transferee for all purposes, and the transferring Note Holder shall be released from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; provided, that such transferring Note Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

Section 9. Section 1110. It is the intention of each of Owner, the Note Holders (such intention being evidenced by each of their acceptance of an Equipment Note) and Mortgagee that Mortgagee shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

Section 10. Change of Citizenship.

10.1 Generally. Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States, each of Owner, WTC and Mortgagee agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith.

10.2 Mortgagee. Upon WTC giving any notice in accordance with Section 10.1, Mortgagee shall (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Mortgagee’s citizenship could have any adverse effect on Owner or any Note Holder), subject to Section 9.02 of the Trust Indenture, resign (subject to the appointment of a replacement) as Mortgagee promptly upon its ceasing to be such a citizen.

Section 11. Miscellaneous.

11.1 Amendments. No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party

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against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

11.2 Severability. If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

11.3 Survival. Except as expressly provided herein, the indemnities set forth herein shall survive the delivery or return of the Aircraft, the Transfer of any interest by any Note Holder of its Equipment Note and the expiration or other termination of this Agreement or any other Operative Agreement.

11.4 Reproduction of Documents. This Agreement, all schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

11.5 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

11.6 No Waiver. No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No

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notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

11.7 Notices. Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address or facsimile number set forth for such party in Schedule 1, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed by facsimile or telecommunication transmission, when received unless received outside of business hours, in which case on the next open of business on a Business Day.

11.8 Governing Law; Submission to Jurisdiction; Venue.

(a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 11.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 11.8(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

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(d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

(e) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11.9 Third Party Beneficiary. This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Indemnitees, each of which is an intended third party beneficiary with respect to the provisions of Section 7.1, and the persons referred to in Section 5.4.6, which are intended third party beneficiaries with respect to such Section) with any rights of any nature whatsoever against any of the parties hereto and no person not a party hereto (other than the Indemnitees, with respect to the provisions of Section 7.1, and the persons referred to in Section 5.4.6 with respect to the provisions of such Section) shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

11.10 Entire Agreement. This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

11.11 Further Assurances. Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

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IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.

UNITED AIR LINES, INC.,
Owner

By:
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee

By:
Name:
Title:

WILMINGTON TRUST COMPANY,

not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the United Air Lines Pass Through Trust, 2007-1A

By:
Name:
Title:

WILMINGTON TRUST COMPANY,

not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the United Air Lines Pass Through Trust, 2007-1B

By:
Name:
Title:

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WILMINGTON TRUST COMPANY,
not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the United Air Lines Pass Through Trust, 2007-1C

By:
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent

By:
Name:
Title:

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SCHEDULE 1

TO

PARTICIPATION AGREEMENT

ACCOUNTS; ADDRESSES

Address For Notices

UNITED AIR LINES, INC.	United Air Lines, Inc.
77 West Wacker Drive
Chicago, IL 60601
Attention: Stephen R. Lieberman, Vice
President & Treasurer,
stephen.lieberman@united.com
Telephone: (312) 997-8000
Facsimile: (312) 997-8333, and

Paul R. Lovejoy, Senior Vice President,
General Counsel and Secretary,
paul.lovejoy@united.com,
Telephone: (312) 997-8000
Facsimile: (312) 997-8333

with a copy to Vedder Price Kaufman &
Kammholz, P.C.

WILMINGTON TRUST COMPANY,	Wilmington Trust Company
AS MORTGAGEE	One Rodney Square
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140
Telephone: (302) 636-6000

Account Details:

WILMINGTON TRUST COMPANY,	Wilmington Trust Company
AS SUBORDINATION AGENT	ABA No. 031100092
Account No. [ ]
Ref. N[XXX]UA

SCHEDULE 1

[Participation Agreement [NXXXUA]]

WILMINGTON TRUST COMPANY,	Wilmington Trust Company
AS PASS THROUGH TRUSTEE FOR THE	One Rodney Square
2007-1A PASS THROUGH TRUST	1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140
Telephone: (302) 636-6000

WILMINGTON TRUST COMPANY,	Wilmington Trust Company
AS PASS THROUGH TRUSTEE FOR THE	One Rodney Square
2007-1B PASS THROUGH TRUST	1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140
Telephone: (302) 636-6000

WILMINGTON TRUST COMPANY,	Wilmington Trust Company
AS PASS THROUGH TRUSTEE FOR THE	One Rodney Square
2007-1C PASS THROUGH TRUST	1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140
Telephone: (302) 636-6000

SCHEDULE 1

[Participation Agreement [NXXXUA]]

SCHEDULE 2

TO

PARTICIPATION AGREEMENT

LOANS

Pass Through Trustee	Series of Equipment Notes	Dollar Amount of Loan

SCHEDULE 2

[Participation Agreement [NXXXUA]]

SCHEDULE 3

TO

PARTICIPATION AGREEMENT

CERTAIN TERMS

Minimum Liability Insurance Amount:	$750,000,000

SCHEDULE 3

[Participation Agreement [NXXXUA]]

SCHEDULE 4

TO

PARTICIPATION AGREEMENT

PERMITTED COUNTRIES

Argentina	Kuwait
Australia	Liechtenstein
Austria	Luxembourg
Bahamas	Malaysia
Barbados	Malta
Belgium	Mexico
Bermuda Islands	Monaco
Bolivia	Morocco
Brazil	Netherlands
British Virgin Islands	Netherland Antilles
Canada	New Zealand
Cayman Islands	Norway
Chile	Oman
Cyprus	Panama
Czech Republic	Paraguay
Denmark	People’s Republic of China
Egypt	Philippines
Ecuador	Poland
Finland	Portugal
France	Republic of China (Taiwan)
Germany	Singapore
Greece	South Africa
Grenada	South Korea
Guatemala	Spain
Hong Kong	Sweden
Hungary	Switzerland
Iceland	Thailand
India	Tobago
Indonesia	Trinidad
Ireland	Turkey
Italy	United Kingdom
Jamaica	Uruguay
Japan	Venezuela

SCHEDULE 4

[Participation Agreement [NXXXUA]]

SCHEDULE 5 TO PARTICIPATION AGREEMENT

PASS THROUGH TRUST SUPPLEMENTS

United Air Lines Pass Through Trust Supplement, Series 2007-1A

United Air Lines Pass Through Trust Supplement, Series 2007-1B

United Air Lines Pass Through Trust Supplement, Series 2007-1C

SCHEDULE 5